EXHIBIT 10.1


                       ASSUMPTION AND AMENDMENT AGREEMENT

This Assumption and Amendment Agreement ("Agreement") dated as of September 14, 2000, is made by and between Wells Fargo Credit, Inc. ("Lender"), successor in interest to Wells Fargo Bank, National Association, and nStor Corporation, Inc., a Delaware corporation ("nStor"), successor-by-operation of law to anDATAco of California, Inc., a California corporation ("anDATAco").

                                R E C I T A L S

     A. anDATAco has heretofore executed and delivered to Lender the following (collectively, together with all other documents, instruments and agreements executed and delivered by anDATAco to Lender in connection with the Loan Agreement referred to below, the "Loan Documents"):

     1. A Loan Agreement (Line of Credit L/C Subfeature) with Lender dated as of April 30, 1998 (as amended, supplemented or otherwise modified, the "Loan Agreement");

     2. A Second Amended and Restated Line of Credit Note in favor of Lender dated December 14, 1998 (as amended, supplemented or otherwise modified, the "Note");

     3. A Security Agreement in favor of Lender dated as of April 30, 1998 (as amended, supplemented or otherwise modified, the "Security Agreement"). The Security Agreement secures the obligations of anDATAco to Lender, as further described therein; and

     4. The UCC-1 Financing Statements (and amendments thereto) filed with the applicable jurisdictions on the applicable dates with the applicable instrument numbers set forth on Exhibit A attached hereto.

     B. In addition to the Loan Documents, anDATAco also is a party to the following:

     1. A Lien Subordination Agreement dated as of April 30, 1998 with Lender and Bell Microproducts, Inc. (as amended, supplemented or otherwise modified, the "Bell Subordination Agreement"); and

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     2.  A  Subordination  Agreement  dated  as of  July  13,  1999  with  nStor
Technologies, Inc., a Delaware corporation ("Technologies"), and Lender (as amended, supplemented or otherwise modified, the "Technologies Subordination Agreement").

     C. Pursuant to a series of transactions (collectively, the "Merger") described in an Agreement of Merger dated as of April 26, 2000 among anDATAco, Andataco, Inc., a Massachusetts corporation ("Former Guarantor") and nStor (the "Merger Agreement"), and other related documentation (collectively, together with the Merger Agreement, the "Merger Documents"), the existence of anDATAco and the existence of Former Guarantor as separate legal entities has been terminated and nStor has, by operation of law, succeeded to the liabilities and assets of anDATAco and Former Guarantor.

     D. Lender is agreeable to continuing the Loan Documents in effect with nStor pursuant to and in accordance with the terms and conditions set forth below and, in connection therewith, Lender and nStor have agreed to certain modifications to the "Assumed Documents" (as defined below) as set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the terms and conditions herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree to the following covenants, agreements, amendments and modifications:

 1. Merger and Assumption.

     (a) Pursuant to the Merger, nStor has, by effect of law, assumed all liabilities and assets of anDATAco and Former Guarantor, and nStor hereby expressly and unconditionally assumes, agrees to pay, discharge, satisfy and perform any and all obligations owing to Lender pursuant to the Loan Agreement and the other Assumed Documents, all with the same force and effect as if nStor were the original signatory to the Loan Agreement and the other Assumed Documents. For purposes hereof, "Assumed Documents" shall mean, collectively, the Loan Documents and, insofar and to the extent anDATAco was a party thereto, the Bell Subordination Agreement and the Technologies Subordination Agreement.

     (b) The execution of this Agreement by nStor shall be deemed its execution of the Loan Agreement and the other Assumed Documents. This Agreement does not constitute the creation of a new obligation or the extinguishment of the obligations evidenced by the Loan Agreement or the other Assumed Documents, nor does it in any way affect or impair the liens of the Assumed Documents, which nStor acknowledges to be valid first liens on the property described therein (except as otherwise set forth in the Assumed Documents). nStor agrees that the liens of the Assumed Documents shall continue in full force and effect, unimpaired and unaffected by this Agreement or by the Merger.


 2. Acknowledgment of anDATAco Indebtedness.

     (a) As of April 26, 2000, the principal balance outstanding under the Note was $5,550,134.92; and

     (b) Interest on the credit facilities evidenced by the Note has been paid through September 1, 2000.

3. Representations and Warranties. nStor makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of nStor to Lender subject to the Loan Documents:

     (a) nStor is a corporation duly organized and existing and in good standing under the laws of the State of Delaware. Technologies is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Each of nStor and Technologies is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on nStor or Technologies, as the case may be.

     (b) The performance by each of nStor and Technologies of each of the Loan Documents to which it is a party does not (a) violate any provision of any law or regulation, or (b) contravene any provision of the Articles of Incorporation or By-Laws of such party, or (c) result in a breach of or default under any contract, obligation, indenture or other instrument to which nStor or Technologies, as applicable, is a party or by which it may be bound, or (d) require the consent or approval of any Federal or state governmental authority.

     (c) There are no pending, or to the best of nStor's knowledge threatened, actions, claims, investigations, suits or proceedings before any governmental authority, arbitrator, court or administrative agency which reasonably could be expected to have a material adverse effect on the financial condition or operation of nStor other than those disclosed by nStor to Lender in writing.

     (d) nStor (a) has paid all income tax when due and  payable  each  year,and
(b) has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     (e) There is no agreement, indenture, contract or instrument to which nStor is a party or by which nStor may be bound that requires the subordination in right of payment of any of nStor's obligations subject to the Loan Documents to any other obligation of nStor.

     (f) nStor possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and rights to all trademarks, trade names, if any, patents, and fictitious names necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law, excluding any such of the foregoing the failure of which to possess would not reasonably be expected to have a material adverse effect on nStor's financial condition, business or operations.

     (g) nStor is in compliance in all material respects with all applicable provisions of ERISA; nStor has not violated any provision of any Plan maintained or contributed to by nStor; no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by nStor; nStor has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     (h) nStor is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation. nStor is in compliance in all material respects with all requirements of all laws, rules, regulations and orders of any governmental authority applicable to nStor or its business not otherwise addressed by provisions of this Section 3. There are no security interests in or liens upon the Collateral or any other property which is intended to be security for the Line of Credit or the liability of any Obligor in respect thereof, other than security interests and liens permitted in the Assumed Documents.

     (i) Except as disclosed by nStor to Lender in writing prior to the date hereof, nStor is in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes and any rules or regulations adopted pursuant thereto, which govern or affect any of nStor's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. None of the operations of nStor is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. nStor has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

     (j) The execution, delivery and performance of this Agreement are within nStor's powers, have been duly authorized by all necessary action, have received all necessary approvals and do not contravene any law or any contractual restrictions binding on nStor.

     (k) This Agreement and, pursuant to the assumption described herein, the Assumed Documents are the legal, valid and binding obligations of nStor and Technologies, as applicable, enforceable against nStor and Technologies, as applicable, in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors' rights generally or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

     (l) After giving effect to this Agreement, no event has occurred and is continuing or would result from this Agreement which constitutes a default or event of default, however defined, under the Assumed Documents, as amended and modified hereby.

     (m) The Merger has become effective under applicable laws and all the assets of anDATAco and Former Guarantor existing immediately prior to the Merger have become vested in nStor, subject to all the liabilities of anDATAco and Former Guarantor immediately prior to the Merger. All consents and approvals of any governmental agency and any other entity necessary to effect the Merger have been obtained and the Merger has been effected in compliance with all applicable laws.

     (n) nStor agrees that it has no defense, offset or counterclaim whatsoever against Lender with respect to its liability under the Loan Agreement or any other Assumed Document.

  4. Amendments to Loan Agreement.

     (a) References to Borrower. All references to "Borrower" in the Loan Agreement shall be deemed to be references to nStor.

     (b) Section 1.3A. The following new Section 1.3A is added to the Loan Agreement immediately following Section 1.3 of the Loan Agreement:

     "1.3A  'Book Net  Worth'  shall  mean,  at any time,  the  aggregate  total
stockholders'  equity  of  Borrower  (including   paid-in-capital  and  retained
earnings), as determined in accordance with GAAP."

     (c) Section 1.6. Section 1.6 of the Loan Agreement is amended by replacing the parenthetical "(other than Guarantor or W. David Sykes)" therein with the parenthetical "(other than Guarantor)".
     (d) Section 1.13. Section 1.13 of the Loan Agreement is amended by replacing the words "Andataco, Inc., a Massachusetts corporation" therein with the words "nStor Technologies, Inc., a Delaware corporation".

     (e) Section 1.27. Section 1.27(g) of the Loan Agreement is amended to read in full as follows:

     "(g) any interest or title of a lessor in equipment subject to any capital lease permitted hereunder; and"

     (f) Section 1.31. Section 1.31 of the Loan Agreement is amended to read in full as follows:

     "1.31 Intentionally Omitted."

     (g) Section 2.5. Section 2.5 of the Loan Agreement is amended to read in full as follows:

     "2.5 Intentionally Omitted."

     (h) Section 3.2. Section 3.2 of the Loan Agreement is amended by replacing the reference to "2.00%" therein with "2.50%".

     (i) Section 4.2. Section 4.2(a) of the Loan Agreement is amended by replacing the reference to "January 31, 1998" therein with "December 31, 1999".

     (j) Section 7.1. The first two sentences of Section 7.1 of the Loan Agreement are amended to read in full as follows:

     "Each of Borrower and Guarantor is a corporation duly organized and existing and in good standing under the laws of the State of Delaware."

     (k) Section 7.5. The first sentence of Section 7.5 of the Loan Agreement is amended by replacing the reference to "January 31, 1998" therein with a reference to "December 31, 1999".

     (l) Section 8.3. Section 8.3(a) of the Loan Agreement is amended to read in full as follows:

     "(a) on or before 11 a.m. each day, a schedule of Accounts, including without limitation daily sales, credit and adjustment journals and cash receipts;"

     (m) Section 8.4. Section 8.4(a) of the Loan Agreement is amended by replacing the reference to "Price Waterhouse LLP" therein with "BDO Seidman LLP".

     (n) Section 8.10. Section 8.10 of the Loan Agreement is amended to read in full as follows:

     "8.10 Financial Condition. Maintain Borrower's financial condition as follows:

     (a) Book Net Worth not at any time during any period specified below less than the amount set forth opposite such period, to be measured as of the end of each fiscal month of Borrower, provided that Lender agrees to reset the covenant levels with respect to periods subsequent to December 31, 2000 in Lender's sole discretion based upon Lender's review of the annual plans and financial forecasts of Borrower delivered to Lender pursuant to Section 8.4(f):

Period                                            Minimum Book Net Worth
------                                            ----------------------
September 30, 2000                                 $12,600,000
October 1, 2000 and thereafter                     $12,125,000

     (b) Unfunded capital expenditures not greater than $500,000 in any fiscal year. For purposes of this section, "unfunded" capital expenditures shall mean capital expenditures made by Borrower that are not financed by or through the incurrence of debt (including, without limitation, financed with the proceeds of any Revolving Loans hereunder) or otherwise made with the proceeds of other sources of capital (other than internally generated funds of Borrower).

     (c) Net Income (as defined below) for each period specified below of not less than the amount set forth opposite such period, to be measured as of the end of each fiscal quarter of Borrower, provided that Lender agrees to reset the covenant levels with respect to periods subsequent to December 31, 2000 in Lender's sole discretion based upon Lender's review of the annual plans and financial forecasts of Borrower delivered to Lender pursuant to Section 8.4(f), provided further that for purposes of this section 'Net Income' with respect to any period shall mean the sum of (i) net income of Borrower for such period determined in accordance with GAAP minus (ii) any extraordinary gain (other than the gain realized with respect to the sale of certain assets of Borg Adaptive Technologies, Inc.) reflected in such net income:

Period                                               Minimum Net Income
-------                                              ------------------
Six months ending June 30, 2000                       - $  250,000
Nine months ending September 30, 2000                 - $1,225,000
Twelve months ending December 31, 2000                - $1,600,000

     (o) Section 8.13. Section 8.13 of the Loan Agreement is amended to read in full as follows:

     "8.13 Intentionally Omitted."

     (p) Section 8.15. Section 8.15 of the Loan Agreement is amended to read in full as follows:

     "8.15 Intentionally Omitted."

     (q) Section 8.16. Section 8.16 of the Loan Agreement is amended to read in full as follows:

     "8.16 Intentionally Omitted."

     (r) Section 9.1. The first sentence of Section 9.1 of the Loan Agreement is amended to read in full as follows:

     "Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Lender and any other liabilities of Borrower existing as of, and disclosed to Lender prior to, the date hereof in the Information Certificate or in Schedule 9.1 attached hereto, (b) indebtedness secured by Permitted Liens, and (c) indebtedness secured by liens permitted pursuant to Section 9.6(c) not exceeding the cost or fair market value thereof
 ."

     (s) Section 9.4. Section 9.4 of the Loan Agreement is amended to read in full as follows:

     "9.4 Loans, Advances, Investments. Make any loans or advances to or investments in any person or entity, except (a) advances to employees in the ordinary course of business not to exceed $100,000 outstanding at any time, (b) loans or advances to Technologies for the payment by Technologies of operating and administrative expenses of Technologies in an amount not to exceed $800,000 per fiscal year, and (c), so long as no Event of Default shall have occurred and be continuing (or would occur upon the giving of notice, the passage of time, or both, or after giving effect thereto), loans or advances to Technologies in an amount not to exceed $73,000 per month, the proceeds of which loans or advances Technologies shall expressly warrant will be used solely (i) to pay cash dividends on Technologies' Series D preferred stock at a dividend rate not greater than the dividend rate in effect as of the date hereof for such 'Series' of preferred stock or (ii) to pay cash dividends on Technologies' Series E and Series F preferred stock at dividend rates not greater than 8% per annum for the period from June 8, 1999 through June 7, 2000, 9% per annum for the period from June 8, 2000 through June 7, 2001, and 10% per annum for the period from and after June 8, 2001."

     (t) Section 9.6. Section 9.6 of the Loan Agreement is amended to read in full as follows:

     "9.6. Pledge of Assets. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, any of its assets of any kind, now owned or hereafter acquired, except (a) Permitted Liens, (b) any of the foregoing in favor of Lender and except as set forth in the Information Certificate, and (c) purchase money security interests relating to the acquisition of machinery and equipment by Borrower provided that, (i) at the time of each such acquisition, no Event of Default shall be in existence or would result therefrom, and (ii) the applicable purchase money security interests shall be limited to the machinery and equipment purchased."

     (u) Section 9.9. Section 9.9 of the Loan Agreement is amended to read in full as follows:

     "9.9 Intentionally Omitted."

     (v) Section 10.1(m). The last sentence of Section 10.1(m) of the Loan Agreement is amended to read in full as follows: "Senior Management means Larry Hemmerich."

     (w) Section 11.1(c). The table appearing in Section 11.1(c) of the Loan Agreement is amended to read in full as follows:

"Amount                                               Period
-------                                               ------
(i) 2% of Maximum Amount           Date hereof to and including the first
                                   anniversary date hereof

(ii) 1% of Maximum Amount          First anniversary date hereof to and
                                   including the second anniversary date hereof

(iii).5%(one half of one percent)  Second anniversary date hereof to and
       of Maximum Amount           including the fourth anniversary date hereof"

     (x)  Section  11.3.  The notice  address  for  Borrower  and its counsel in
Section 11.3 of the Loan Agreement is amended to read in full as follows:

"BORROWER:              nStor Corporation, Inc.
                        10140 Mesa Rim Road
                        San Diego, California 92121
                        Attention: David Wright
                        Telecopier: (858) 458-1613
                        Telephone: (858) 646-1543

with a copies to:       nStor Corporation, Inc.
                        100 Century Boulevard
                        West Palm Beach, Florida 33417
                        Attention: Jack Jaiven
                        Telecopier: (561) 640-3160
                        Telephone: (561) 640-3105

                        Akerman, Senterfitt & Eidson, P.A.
                        Las Olas Centre II
                        350 East Las Olas Boulevard
                        Suite 1600
                        Fort Lauderdale, Florida 33301
                        Attention: Donn Beloff
                        Telecopier: (954) 463-2224
                        Telephone: (954) 468-2478"

     (y) Exhibit A. Exhibit A to the Loan Agreement is replaced by Exhibit A attached hereto as Annex 1.

     (z) Exhibit B. Exhibit B to the Loan Agreement is replaced by Exhibit B attached hereto as Annex 2.

     (aa) Amendment No. 1 to Loan Agreement. Paragraph 1.1 of Amendment No. 1 to Loan Agreement dated as of July 29, 1998 between Lender and anDATAco is amended to read in full as follows:

     "1.1 Intentionally Omitted."

     5. Amendments to Assumed Documents other than Loan Agreement. The Assumed Documents other than the Loan Agreement (collectively, the "Remaining Assumed Documents") are amended as follows:

 (a) References to Borrower. All references to "Borrower" in the Remaining Assumed Documents (other than the Note) shall be deemed to be references to nStor. The Note shall be amended and restated in its entirety by the Third Amended and Restated Line of Credit Note delivered to Lender as provided in
     Section 6(a)(ii) of this Agreement.

     (b) Notices to nStor. Notwithstanding anything contained in the Remaining Assumed Documents to the contrary, all notices to nStor with respect to the Remaining Assumed Documents shall be sent to the replacement addresses set forth in Section 4(j) of this Agreement.


     6. Documentation.

     (a) nStor agrees to deliver or cause to be delivered to Lender on or before September19, 2000, each of the following documents, in each case in form and substance satisfactory to Lender:

     (i)  An  executed  original  of  this  Agreement   executed  by  nStor  and
Technologies.

     (ii) An executed original of the Third Amended and Restated Line of Credit Note executed by nStor in the form attached hereto as Annex 2.

     (iii)  An  executed   original  of  a  continuing   guaranty   executed  by
Technologies in favor of Lender with respect to the obligations of nStor to Lender (the "Guaranty").

     (iv) Copies of the Merger Agreement (as filed) and all of the other Merger Documents, in each case certified as true, correct and complete by a responsible official of nStor.

     (v)  Such  UCC-2  Financing   Statement   Amendments  and  UCC-1  Financing
Statements as required by Lender, in each case executed by nStor and in proper form for filing and/or recording in all applicable jurisdictions.

  (b)
nStor agrees to deliver or cause to be delivered to Lender on or before October 31, 2000, each of the following documents, in each case in form and substance satisfactory to Lender:

     (i) An executed original of a patent collateral assignment agreement executed by nStor (the "Patent Agreement").

     (ii) An executed original of a trademark collateral assignment agreement executed by nStor (the "Trademark Agreement", and together with the Patent Agreement, the "IP Collateral Documents").

     (iii) (A) An executed original of a warehouse bailment letter from the owner of each of the following warehouses where inventory of nStor and/or anDATAco is located: (i) Gemini Storage, 6550 Mira Mesa Blvd., San Diego, California 92121, and (ii) North American Logistics, 1927 N. Elder, Nampa, Idaho 83687; and (B) a replacement or reaffirmation of the waiver/consent previously executed by the owner of the premises located at 10140 Mesa Rim Road, San Diego, California 92121.

     (iv) Such documentation as Lender reasonably may require to establish the due organization, valid existence and good standing of nStor and Technologies, their respective qualification to engage in business in each jurisdiction in which each such party is engaged in business or required to be so qualified, nStor's authority to execute, deliver and perform this Agreement and, by doing so, each of the Assumed Documents, Technologies' authority to execute, deliver and perform the Guaranty, and the identity, authority and capacity of each responsible official of each such party, authorized to act on such party's behalf, including without limitation, certified copies of each such party's certificate of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax status certificates, certificates of organizational resolutions, incumbency certificates, and the like.

     (v) A replacement Letter of Credit Agreement executed by nStor in favor of Lender, or its agent.

     (vi) A notice/reaffirmation regarding the continued effectiveness of the Bell Subordination Agreement executed by nStor, and, if requested by Lender, Bell Microproducts, Inc.

     (vii)  A  reaffirmation   regarding  the  continued  effectiveness  of  the
Technologies Subordination Agreement executed by nStor and Technologies.

     (viii) UCC termination statement(s) executed by Seagate Technology, Inc. ("Seagate") regarding any and all UCC financing statements executed by anDATAco in favor of Seagate.

     (ix) An original executed opinion of counsel issued by Akerman, Senterfitt & Eidson, P.A., counsel for nStor and Technologies, regarding the formation, existence and authorization of nStor and Technologies, the enforceability of this Agreement, the IP Collateral Documents, the Guaranty, and the Assumed Documents as assumed by nStor, and such other matters as Lender shall require.

     (x) Such other documents and agreements which are required by Lender pursuant to this Agreement or which Lender reasonably requests.

     7. Accommodation Fee. Concurrently with the execution of this Agreement by nStor, nStor agrees to pay to Lender a non-refundable supplemental accommodation fee in the amount of $5,000. Lender acknowledges receipt of a prior non-refundable accommodation fee of $15,000 on or about May 1, 2000.

     8. Security Interest; Knowledge of Assumed Documents. nStor hereby grants to Lender a security interest in the "Collateral" as defined in the Security Agreement. nStor warrants that it has full personal knowledge of all terms of the Assumed Documents. nStor understands and acknowledges that except as expressly provided herein or in the Assumed Documents, Lender has not waived any right of Lender or obligation of nStor under the Assumed Documents and Lender has not agreed to any modification or extension of any provision of any Assumed Document.

     9. Indemnity. nStor indemnifies Lender against, and holds Lender harmless from, any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, causes of actions (whether legal, equitable or administrative), judgments, court costs or other legal or other expenses (including reasonable attorneys' fees) which Lender may suffer or incur as a direct or indirect consequence of the Merger and nStor's assumption of the Assumed Documents and the obligations evidenced thereby. Immediately upon Lender's demand, nStor shall pay Lender any amounts due and owing under this indemnity with interest from the date such amounts become due until paid at the default rate of interest specified in the Note. nStor's duty to indemnify Lender shall survive the cancellation or termination of the Loan Agreement.

     10. Reinstatement. In addition to the foregoing indemnity, should the consummation of the Merger be challenged or otherwise rescinded (whether voluntarily or involuntarily, by court order or otherwise), the Assumed Documents (and the liability of anDATAco thereunder) shall be reinstated and revived in accordance with their original terms as if this Agreement did not exist. In such event, the rights and duties of all parties shall be determined as if this Agreement had not been executed.

     11. Confirmation of Liens. Nothing contained herein shall affect or be construed to affect any lien, security interest, charge or encumbrance created by any Assumed Document or the priority of that lien, security interest, charge or encumbrance over other liens, security interests, charges or encumbrances.

     12. Integration; Interpretation. The Assumed Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. The Assumed Documents shall not be modified except by written instrument executed by all applicable parties. Any reference herein to the Assumed Documents includes any amendments, renewals or extensions thereof approved by Lender. Except as expressly modified hereby, all terms and conditions of the Assumed Documents shall continue in full force and effect without waiver or modification, and Lender reserves all of its rights, privileges and remedies in connection therewith.

     13. Successors and Assigns. This Agreement is binding upon and shall enure to the benefit of the successors and assigns of the parties, subject to all prohibitions of transfers contained in any Assumed Document.

     14. Costs and Expenses. nStor shall reimburse Lender immediately upon demand the full amount of costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel) incurred by Lender in connection with this Agreement and all documents, instruments and agreements in connection herewith.

     15. Attorneys' Fees; Enforcement. In addition to the foregoing, if any attorney is engaged by Lender to enforce, construe or defend any provision of this Agreement or as a consequence of any default under this Agreement, with or without the filing of any legal action or proceeding, nStor shall be liable to pay to Lender immediately upon demand, the amount of all reasonable attorneys' fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand at the default rate of interest specified in the Note.

     16. Miscellaneous. This Agreement is one of the Assumed Documents and shall be governed by and interpreted in accordance with the laws of the State of California. Time is of the essence of each term of the Assumed Documents, including this Agreement. If any provision of this Agreement or any of the other Assumed Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining part shall remain in full force as though the invalid, illegal, or unenforceable portion had not been a part thereof. This Agreement may be executed in counterparts, which counterparts, when so executed and delivered shall together constitute but one original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                                "nStor"

                                                nStor Corporation, Inc.,
                                                a Delaware corporation

                                                By: /s/ Jack Jaiven
                                                Title: Vice President

                                                "Lender"

                                                Wells Fargo Credit, Inc.
                                                By: /s/ Angelo Samperisi
                                                Title: Vice President

ACKNOWLEDGED AND AGREED:

nStor Technologies, Inc.,
a Delaware corporation

By: /s/ Jack Jaiven
Title: Vice President

                                                EXHIBIT 10.2

                 THIRD AMENDED AND RESTATED LINE OF CREDIT NOTE

$10,000,000.00                                          September 14, 2000

FOR VALUE RECEIVED, the undersigned, nSTOR CORPORATION, INC., a Delaware corporation (successor-by-operation of law to anDATAco of California, Inc., a California corporation)("Borrower"), promises to pay to the order of WELLS FARGO CREDIT, INC. (successor in interest to Wells Fargo Bank, National Association)("Bank") at its office at 245 S. Los Robles Avenue, Suite 600, Pasadena, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon as set forth herein. This Note amends and restates in its entirety that certain Second Amended and Restated Line of Credit Note dated December 14, 1998 executed and delivered by anDATAco of California, Inc., a California corporation, to the order of Wells Fargo Bank, National Association, in the original principal amount of up to $10,000,000.00 (the "Prior Note"). Amounts outstanding and committed under the Prior Note shall, upon the effectiveness of this Note be deemed to be outstanding and committed hereunder and evidenced hereby, subject, however, to all terms and conditions hereunder and under the Loan Agreement described below.

A. DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each:

     1. "Applicable LIBOR Margin" means (a) so long as neither the Initial Rate Reduction Date or the Supplemental Rate Reduction Date shall have occurred, 4.375%, (b) from and after the occurrence (if any) of the Initial Rate Reduction Date, but prior to the occurrence (if any) of the Supplemental Rate Reduction Date, 3.875%, and (c) from and after the occurrence (if any) of the Supplemental Rate Reduction Date, 3.375%.

     2. "Applicable Prime Rate Margin" means (a) so long as neither the Initial Rate Reduction Date or the Supplemental Rate Reduction Date shall have occurred, 1.500%, (b) from and after the occurrence (if any) of the Initial Rate Reduction Date, but prior to the occurrence (if any) of the Supplemental Rate Reduction Date, 1.000%, and (c) from and after the occurrence (if any) of the Supplemental Rate Reduction Date, 0.500%.

     3. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

     4. "Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), two (2), three (3) or six (6) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR; provided however, that (i) no Fixed Rate Term may be selected for a principal amount less than One Million Dollars ($1,000,000); (ii) no Fixed Rate Term shall extend beyond the scheduled maturity date hereof; (iii) no Fixed Rate Term may be selected during the continuance of an Event of Default (as such term is defined in the Loan Agreement described below); and (iv) no more than eight (8) Fixed Rate Terms may be in existence at any time. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

     5. "Initial Rate Reduction Date" means the first day of the calendar month immediately following Borrower's delivery of financial statements to Bank reflecting that, as of the date of such financial statements, (a) Borrower's Net Income for each of the three consecutive fiscal months ending as of the date of such financial statements was not less than $1.00 and (b) Borrower's cumulative Net Income for such three-month period exceeded $150,000.00.

     6. "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =                         Base LIBOR
                        -------------------------------
                        100% - LIBOR Reserve Percentage

     (a) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

     (b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

     7. "Net Income" shall have the meaning specified in Section 8.10(c) of the Loan Agreement referenced below.

     8. "Prime Rate" means at any time the rate of interest most recently announced within Wells Fargo Bank, National Association (WFB") at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of WFB's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as WFB may designate.

     9. "Supplemental Rate Reduction Date" means the first day of the calendar month immediately following Borrower's delivery of financial statements to Bank reflecting that, as of the date of such financial statements, (a) Borrower's Net Income for each of the six consecutive fiscal months ending on the date of such financial statements was not less than $1.00 and (b) Borrower's cumulative Net Income for such six-month period exceeded $325,000.

B. INTEREST:

     1. Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either
(i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Prime Rate Margin, or (ii) at a fixed rate per annum determined by Bank in good faith to be LIBOR in effect on the first day of the applicable Fixed Rate Term plus the Applicable LIBOR Margin. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within WFB. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     2. Selection of Interest Rate Options. At any time any portion of this Note bears interest determined in relation to Bank's LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or in relation to Bank's LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to Bank's LIBOR for a Fixed Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if the LIBOR option is selected, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (i) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

     3. Additional LIBOR Provisions.

     (a) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining Bank's LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (i) no new LIBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to Bank's LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

     (b) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank
(i) to make LIBOR options available hereunder, or (ii) to maintain interest rates based on Bank's LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be canceled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (c) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

     (i) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

     (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

     (iii) impose on Bank any other condition;

     and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     4. Payment of Interest. Interest accrued on this Note shall be payable on the first (1st) day of each month, commencing October 1, 2000 and on the last day of each Fixed Rate Term.

     5. Default Interest. During the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note.

     C. BORROWING AND REPAYMENT:

     1. Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on April 30, 2002.

     2. Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (a) David Wright, Jack Jaiven or Larry Hemmerich, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

     3. Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to Bank's LIBOR, with such payments applied to the oldest Fixed Rate Term first.

     4. Prepayment.

     (a) Prime Rate. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

     (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to Bank's LIBOR at any time and in the minimum amount of One Million Dollars ($1,000,000); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

     (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

     (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at Bank's LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

     (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by Bank's LIBOR used in (ii) above.

     Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

     D. EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Loan Agreement between anDATAco of California, Inc., a California corporation (predecessor in interest to Borrower), and Wells Fargo Bank, National Association (predecessor in interest to Bank), dated as of April 30, 1998, as amended from time to time (the "Loan Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Loan Agreement, shall constitute an "Event of Default" under this Note.

     E. MISCELLANEOUS:

     1. Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

     2. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

     3. Effectiveness. Notwithstanding the date of execution of this Note, the terms and conditions hereof (including the interest rate(s) specified herein) shall be deemed to have been effective as of April 1, 2000.


                                             nStor Corporation,  Inc.,
                                             a Delaware  corporation

                                             By:  /s/ Jack Jaiven
                                             ---------------------
                                             Name: Jack Jaiven
                                             Title:Vice President

                                                EXHIBIT 10.3


                               CONTINUING GUARANTY

TO: WELLS FARGO CREDIT, INC.

1. GUARANTY; DEFINITIONS. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to nSTOR CORPORATION, INC., a Delaware corporation ("Borrower"), successor-by-operation of law to anDATAco of California, Inc., a California corporation, by Wells Fargo Credit, Inc. ("Bank"), and for other valuable consideration, the undersigned nStor Technologies, Inc., a Delaware corporation ("Guarantor"), unconditionally guarantees and promises to pay to Bank, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Indebtedness of Borrower to Bank. The term "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

2. MAXIMUM LIABILITY; SUCCESSIVE TRANSACTIONS; REVOCATION; OBLIGATION UNDER OTHER GUARANTIES. The liability of Guarantor shall not exceed at any one time the sum of TEN MILLION DOLLARS ($10,000,000) for principal, plus all interest thereon and costs and expenses pertaining to the enforcement of this Guaranty and/or the collection of the Indebtedness of Borrower to Bank. Notwithstanding the foregoing, Bank may permit the Indebtedness of Borrower to exceed Guarantor's liability. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of Borrower to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the dissolution, liquidation or bankruptcy of Borrower or Guarantor or any other event or proceeding affecting Borrower or Guarantor. This Guaranty shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to Borrower after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by Borrower or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at Commercial Finance Division, 245 S. Los Robles Avenue, Suite 600, Pasadena, California 91101, or at such other address as Bank shall from time to time designate. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder unless written notice to that effect is actually received by Bank at or prior to the time of such payment. The obligations of Guarantor hereunder shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of Borrower or any other person heretofore or hereafter given to Bank unless said other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly herein provided, affect or invalidate any such other guaranties.

3. SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other person, or whether Borrower or any other person is joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on Guarantor as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Guarantor's liability hereunder. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

4. AUTHORIZATIONS TO BANK. Guarantor authorizes Bank either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from Borrower to any Indebtedness of Borrower to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Guaranty in whole or in part. Upon Bank's request, Guarantor agrees to provide to Bank copies of Guarantor's financial statements.

5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Bank that: (a) this Guaranty is executed at Borrower's request; (b) Guarantor shall not, without Bank's prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor's assets other than in the ordinary course of Guarantor's business; (c) Bank has made no representation to Guarantor as to the creditworthiness of Borrower; and (d) Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that Bank shall have no obligation to disclose to Guarantor any information or material about Borrower which is acquired by Bank in any manner.

6. GUARANTOR'S WAIVERS.

(a) Guarantor waives any right to require Bank to: (i) proceed against Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from Borrower or any other person; (iii) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of
Section 9504 of the California Uniform Commercial Code; (iv) take any action or pursue any other remedy in Bank's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

(b) Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of Borrower or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower, or any defect in the formation of Borrower; (iv) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to, or intended or understood by, Bank or Guarantor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against Borrower; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon. Until all Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor's rights of subrogation or Guarantor's rights to proceed against Borrower for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrower's Indebtedness, whether by operation of Sections 726, 580a or 580d of the California Code of Civil Procedure as from time to time amended, or otherwise, including any rights Guarantor may have to a Section 580a fair market value hearing to determine the size of a deficiency following any trustee's foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

7. BANK'S RIGHTS WITH RESPECT TO GUARANTOR'S PROPERTY IN BANK'S POSSESSION. In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Bank by law, Bank shall have a lien upon and a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Bank in writing.

8. SUBORDINATION. Any Indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrower to Bank. Such Indebtedness of Borrower to Guarantor is assigned to Bank as security for this Guaranty and the Indebtedness and, if Bank requests, shall be collected and received by Guarantor as trustee for Bank and paid over to Bank on account of the Indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such Indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Bank so requests, shall be delivered to Bank. Guarantor will, and Bank is hereby authorized in the name of Guarantor from time to time to, execute and file financing statements and continuation statements and execute such other documents and take such other action as Bank deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

9. REMEDIES; NO WAIVER. All rights, powers and remedies of Bank hereunder are cumulative. No delay, failure or discontinuance of Bank in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

10. COSTS, EXPENSES AND ATTORNEYS' FEES. Guarantor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with the enforcement of any of Bank's rights, powers or remedies and/or the collection of any amounts which become due to Bank under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Guarantor or any other person or entity. All of the foregoing shall be paid by Guarantor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Wells Fargo Bank, National Association, from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

11. SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Bank's prior written consent. Guarantor acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrower to Bank and any obligations with respect thereto, including this Guaranty. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Borrower, Guarantor or otherwise. Guarantor further agrees that Bank may disclose such documents and information to Borrower.


12. AMENDMENT. This Guaranty may be amended or modified only in writing signed by Bank and Guarantor.

13. UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor's full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

14. GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

15. ARBITRATION.

(a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Guaranty. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Guaranty and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

(b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

(c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

(d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

(e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

(f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of September 14, 2000.

nStor Technologies, Inc.
By:  /s/ Jack Jaiven
Its: Vice President

                                               EXHIBIT 10.4

                                 PROMISSORY NOTE

                                                                  July 31, 2000
U.S. $2,500,000.00                                         San Diego, California

FOR VALUE RECEIVED, the undersigned nSTOR TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 10140 Mesa Rim Road, San Diego, California, 92121 (hereinafter called "Maker"), hereby promises to pay to the order of H. Irwin Levy, an individual resident of the State of Florida, with a business address at 100 Century Boulevard, West Palm Beach, Florida 33417 (hereinafter called "Payee"), at the address of Payee's principal place of business stated above, or at such other place as the Payee may designate in writing, the sum of TWO MILLION AND FIVE HUNDRED THOUSAND AND 00/100ths U.S. Dollars (U.S. $2,500,000.00) (the "Principal Amount"), plus interest on the outstanding balance of the Principal Amount at the rate of ten percent (10%) per annum, payable monthly, on the fifth day of every month, commencing on September 5, 2000, from the date hereof until the date when said sum is paid in full in accordance with the terms hereof. The entire Principal Amount plus all accrued interest thereon shall be due and payable in full on April 30, 2001.

It is expressly agreed that this Promissory Note evidences a TWO MILLION AND FIVE HUNDRED THOUSAND AND 00/100ths U.S. Dollars (U.S. $2,500,000.00) revolving line of credit. The Principal Amount which may be outstanding at any time under such line of credit shall not exceed TWO MILLION AND FIVE HUNDRED THOUSAND AND 00/100ths U.S. Dollars (U.S. $2,500,000.00). However, this limitation shall not be deemed to prohibit Payee from advancing any sum, which may, in Payee's sole and exclusive discretion, be necessary or desirable in order to protect and preserve the effect and enforceability of this Promissory Note. Within the limits and subject to the terms and conditions hereof, the Maker may borrow, repay and re-borrow under the revolving line of credit evidenced by this Promissory Note and all shall be subject to the terms and conditions of this Promissory Note.

Upon the failure by Maker to pay interest full on or before the date when due hereunder, the entire unpaid amount of this Note shall thereupon be immediately due and payable, and the Payee shall have all rights and remedies provided under this Note.

Maker shall have the right, in Maker's discretion at any time, without payment of premium or penalty, to repay in whole or in part the unpaid balance of this Note.

This Note shall be governed by and construed under the laws of the State of Florida. The exclusive venue for any litigation in connection with or arising out of this Note shall be Palm Beach County, Florida, and the Maker hereby consents and submits to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

nSTOR TECHNOLOGIES, INC.


By:      /s/ Larry Hemmerich
        -------------------
Name:   Larry Hemmerich
Title:  President

                                                  EXHIBIT 10.5

     THIS PROMISSORY NOTE REPLACES THAT CERTAIN PROMISSORY NOTE DATED JULY 31, 2000 IN THE AMOUNT OF U.S. $2,500,000.00

                                 PROMISSORY NOTE
                                                                October 11, 2000
U.S. $2,550,000.00                                         San Diego, California

FOR VALUE RECEIVED, the undersigned nSTOR TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 10140 Mesa Rim Road, San Diego, California, 92121 (hereinafter called "Maker"), hereby promises to pay to the order of H. Irwin Levy, an individual resident of the State of Florida, with a business address at 100 Century Boulevard, West Palm Beach, Florida 33417 (hereinafter called "Payee"), at the address of Payee's principal place of business stated above, or at such other place as the Payee may designate in writing, the sum of TWO MILLION AND FIVE HUNDRED FIFTY THOUSAND AND 00/100ths U.S. Dollars (U.S. $2,550,000.00) (the "Principal Amount"), plus interest on the outstanding balance of the Principal Amount at the rate of ten percent (10%) per annum, payable monthly, on the fifth day of every month, from the date hereof until the date when said sum is paid in full in accordance with the terms hereof. The entire Principal Amount plus all accrued interest thereon shall be due and payable in full on April 30, 2001.

It is expressly agreed that this Promissory Note evidences a TWO MILLION AND FIVE HUNDRED FIFTY THOUSAND AND 00/100ths U.S. Dollars (U.S. $2,550,000.00) revolving line of credit. The Principal Amount which may be outstanding at any time under such line of credit shall not exceed TWO MILLION AND FIVE HUNDRED FIFTY THOUSAND AND 00/100ths U.S. Dollars (U.S. $2,550,000.00). However, this limitation shall not be deemed to prohibit Payee from advancing any sum, which may, in Payee's sole and exclusive discretion, be necessary or desirable in order to protect and preserve the effect and enforceability of this Promissory Note. Within the limits and subject to the terms and conditions hereof, the Maker may borrow, repay and re-borrow under the revolving line of credit evidenced by this Promissory Note and all shall be subject to the terms and conditions of this Promissory Note.

Upon the failure by Maker to pay interest in full on or before the date when due hereunder, the entire unpaid amount of this Note shall thereupon be immediately due and payable, and the Payee shall have all rights and remedies provided under this Note.

Maker shall have the right, in Maker's discretion at any time, without payment of premium or penalty, to repay in whole or in part the unpaid balance of this Note.

This Note shall be governed by and construed under the laws of the State of Florida. The exclusive venue for any litigation in connection with or arising out of this Note shall be Palm Beach County, Florida, and the Maker hereby consents and submits to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

nSTOR TECHNOLOGIES, INC.


By:     /s/ Larry Hemmerich
        -------------------
Name:   Larry Hemmerich
Title:  President

                                                  EXHIBIT 10.6

                                 PROMISSORY NOTE

                                                                October 11, 2000
U.S. $750,000.00                                           San Diego, California

FOR VALUE RECEIVED, the undersigned nSTOR TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 10140 Mesa Rim Road, San Diego, California, 92121 (hereinafter called "Maker"), hereby promises to pay to the order of MLL Corp., a Florida corporation whose principal place of business is 100 Century Boulevard, West Palm Beach, Florida 33417 (hereinafter called "Payee"), at the address of Payee, stated above, or at such other place as the Payee may designate in writing, the sum of SEVEN HUNDRED FIFTY THOUSAND AND 00/100ths U.S. Dollars (U.S. $750,000.00) (the "Principal Amount"), plus interest on the outstanding balance of the Principal Amount at the rate of ten percent (10%) per annum, payable monthly, on the fifth day of every month, from the date hereof until the date when said sum is paid in full in accordance with the terms hereof. The entire Principal Amount plus all accrued interest thereon shall be due and payable in full on April 30, 2001.

It is expressly agreed that this Promissory Note evidences a SEVEN HUNDRED FIFTY THOUSAND AND 00/100ths U.S. Dollars (U.S. $750,000.00) revolving line of credit. The Principal Amount which may be outstanding at any time under such line of credit shall not exceed SEVEN HUNDRED FIFTY THOUSAND AND 00/100ths U.S. Dollars (U.S. $750,000.00). However, this limitation shall not be deemed to prohibit Payee from advancing any sum, which may, in Payee's sole and exclusive discretion, be necessary or desirable in order to protect and preserve the effect and enforceability of this Promissory Note. Within the limits and subject to the terms and conditions hereof, the Maker may borrow, repay and re-borrow under the revolving line of credit evidenced by this Promissory Note and all shall be subject to the terms and conditions of this Promissory Note.

Upon the failure by Maker to pay interest in full on or before the date when due hereunder, the entire unpaid amount of this Note shall thereupon be immediately due and payable, and the Payee shall have all rights and remedies provided under this Note.

Maker shall have the right, in Maker's discretion at any time, without payment of premium or penalty, to repay in whole or in part the unpaid balance of this Note.

This Note shall be governed by and construed under the laws of the State of Florida. The exclusive venue for any litigation in connection with or arising out of this Note shall be Palm Beach County, Florida, and the Maker hereby consents and submits to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

nSTOR TECHNOLOGIES, INC.


By:     /s/ Larry Hemmerich
        -------------------
Name:   Larry Hemmerich
Title:  President

                                                  EXHIBIT 10.7

October 18, 2000

Mr. Larry Hemmerich
nStor Technologies, Inc.
10140 Mesa Rim Road
San Diego, CA  92121

Dear Larry,

On October 11, 2000, the Board of Directors formally approved the following revisions to your Employment Arrangement:

1)      Term:
        -----
        The expiration date has been extended to January 16, 2003.

2)      Bonus and Incentive Compensation:
        ---------------------------------
        You will be entitled to a $100,000 bonus, to be paid during the first ten (10) days of January 2002, in the event that one of the following conditions occur:

          a) During 2001, the Company has experienced three consecutive quarters of revenue growth of a minimum of 5% per quarter, or

          b) The closing market price of the Company's stock is at least $5 on December 31, 2001.

3)      Stock Options:
        --------------
        Effective October 11, 2000, you have been granted options to purchase an additional 250,000 shares of nStor common stock at an exercise price of $2 per share. The options will vest 100% on January 16, 2003.

4)      Change of Control:
        ------------------
        In the event of a sale of substantially all the property, or more than 51% of the then outstanding common shares, of the Company to another company not controlled by the Company's shareholders, 100% of all options, which have been granted to you by the Company, will automatically vest.

Very truly yours,                                         Approved By:


/s/ H. Irwin Levy                                  /s/ Larry Hemmerich
-------------------------                          ------------------------
    H. Irwin Levy                                      Larry Hemmerich